EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-127824) on Form
S-3 of HKN Inc. of our report dated March 6, 2014, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of HKN, Inc. for the year ended December 31, 2013.

/s/ Hein & Associates LLP

Dallas, Texas

March 6, 2014